Exhibit 10.2
ASSIGNMENT OF PURCHASE AND SALE AGREEMENT
THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT (“Assignment”), is made as of this 17th day of December, 2019, by and between FRANKLIN-REDMOND LLC, a Washington limited liability company (“Seller”), RREEF AMERICA L.L.C., a Delaware limited liability company (“Purchaser”), and RPT Seattle East Industrial, LLC, a Delaware limited liability company (“Assignee”) (Seller, Purchaser and Assignee are sometimes referred herein, collectively, as the “Parties”). All initially capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as such term is defined below).
RECITALS
A. Seller and Purchaser have entered into that certain Purchase and Sale Agreement (“Purchase Agreement”), dated as of November 19, 2019, for the sale of the property described in the Purchase Agreement (“Property”) and commonly known as “FedEx Distribution Center,” located in the City of Redmond, County of King, State of Washington and more particularly described in the Purchase Agreement.
B. The Parties desire to enter into this Assignment to, among other things, assign Purchaser’s rights and interests in the Purchase Agreement to Assignee and to evidence Assignee’s assumption of Purchaser’s obligations and liabilities under the Purchase Agreement.
ASSIGNMENT:
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1. Assignment of Purchase Agreement. Purchaser hereby assigns and transfers to Assignee all of Purchaser’s right, title, claim and interest in and to the Purchase Agreement, the Property, and all sums paid or deposited into escrow or to Seller by Purchaser in connection with the Purchase Agreement.
2. Assumption. Assignee hereby acknowledges and agrees to all of the terms of the Purchase Agreement and accepts the foregoing assignment and assumes and agrees to perform all obligations of Purchaser under the Purchase Agreement, in accordance with the terms thereof.
3. No Release. The assignment and assumption set forth in Paragraphs 1 and 2 hereof shall not release Purchaser from the obligation of Purchaser or Assignee to perform in accordance with the terms of the Purchase Agreement unless and until the closing contemplated by such Purchase Agreement occurs, upon which the Purchaser shall be released from obligations of Purchaser under the Purchase Agreement. Purchaser acknowledges that, notwithstanding such assignment and assumption, Purchaser shall remain, until the closing of the transaction contemplated under the Purchase Agreement, primarily obligated under the Purchase Agreement and Purchaser and Assignee shall be co-obligors under the Purchase Agreement with joint and several liability for the performance of all obligations of Purchaser set forth thereunder, including (without limitation) the indemnification obligations of Purchaser set forth in the Purchase Agreement, unless and until the closing contemplated by such Purchase Agreement occurs, upon which the Purchaser shall be released from obligations of Purchaser under the Purchase Agreement.
4. Amendment to Purchase Agreement. The Purchase Agreement is hereby amended in the following manner:
(a) The term “Purchaser” as used in the Purchase Agreement is amended to mean Purchaser and/or Assignee.

Exhibit 10.2
(b) All exhibits to the Purchase Agreement, as so amended, shall be signed and delivered by Seller and Assignee in accordance with the terms of the Purchase Agreement.
5. Representations and Warranties of Assignee. Assignee hereby represents and warrants to Seller that each and every representation and warranty made by Purchaser in the Purchase Agreement is true and correct in all material respects with respect to Assignee as of the date of the Purchase Agreement and the Closing Date (as defined in the Purchase Agreement) and such representations and warranties apply fully to this Assignment and shall survive the Deed (as defined in the Purchase Agreement) for the duration of the Survival Period (as defined in the Purchase Agreement). Purchaser acknowledges and agrees to be bound by the disclaimer of representations and warranties contained in Section 14 of the Purchase Agreement, which acknowledgment and agreement and disclaimer shall survive the Deed.
6. Ratification of Agreements. Except as expressly amended and modified under this Assignment, the Parties hereby ratify and affirm the terms and provisions of the Purchase Agreement in their entirety.
7. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Washington.
[Signatures on Following Page]

Exhibit 10.2
IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

PURCHASER:	RREEF AMERICA, L.L.C., a Delaware limited liability company By: /s/ Anne-Marie Vandenberg Name: Anne-Marie Vandenberg Title: Director By: /s/ Jeff Anderson Name: Jeff Anderson Title: Vice President
ASSIGNEE:
RPT SEATTLE EAST INDUSTRIAL, LLC,
a Delaware limited liability company

By: /s/ Anne-Marie Vandenberg
Name: Anne-Marie Vandenberg
Title: Authorized Signatory

By: /s/ Jeff Anderson
Name: Jeff Anderson
Title: Authorized Signatory

SELLER:	FRANKLIN-REDMOND LLC, a Washington limited liability company By: /s/ Brian Franklin Name: Brian Franklin Title: Manager